AMERIPRIME FUNDS
                            AMERIPRIME ADVISORS TRUST
                              UNIFIED SERIES TRUST

                                 CODE OF ETHICS

                        (As last revised ________, 2005)

I.       STATEMENT OF PRINCIPLES

         Each of the above-referenced registered investment companies (each a "Trust") has adopted this Code of Ethics to govern personal securities investment activities of the officers and trustees of each Trust (collectively, "Trust Personnel"), persons affiliated with the investment advisers to each series of each Trust listed on Schedule A of this Code (each, an "Advisor" and collectively, the "Advisors"), and the officers and directors of Unified Financial Securities, Inc. (the "Underwriter"). This Code shall also serve as the Code of Ethics for each Advisor and the Underwriter for purposes of the Investment Company Act of 1940 and the Investment Advisers Act of 1940. Although this Code contains a number of specific standards and policies, there are three key principles embodied throughout the Code.

         The Interests Of Shareholders Must Always Be Paramount

         Trust Personnel have a legal and fiduciary duty to place the interests of clients first. In any decision relating to their personal investments, Trust Personnel must scrupulously avoid serving their own interests ahead of those of any client.

          Trust  Personnel  May  Not  Take  Inappropriate   Advantage  Of  Their
     Relationship To Our Shareholders

         Trust Personnel should avoid any situation (including unusual investment opportunities, perquisites, accepting gifts of more than token value from persons seeking to do business with the Advisers or any Trust) that might compromise, or call into question, the exercise of their fully independent judgement in the interests of trust shareholders.

          All  Personal   Securities   Transactions  Should  Avoid  Any  Actual,
     Potential or Apparent Conflicts Of Interest

         Although all personal securities transactions by Trust Personnel must be conducted in a manner consistent with this Code, the Code itself is based upon the premise that Trust Personnel owe a fiduciary duty to clients, and should therefore avoid any activity that creates an actual, potential or apparent conflict of interest. This includes executing transactions through or for the benefit of a third party when the transaction is not in keeping with the general principles of this Code.

         Trust Personnel must adhere to these general principles as well as comply with the specific provisions of this Code. Technical compliance with the Code and its procedures will not automatically prevent scrutiny of trades that show a pattern of abuse or violation of an individual's fiduciary duties to clients.

II.      DEFINITIONS

         "Act" means the Investment Company Act of 1940, as amended.

         "Advisors" means the Advisors listed on Schedule A to this Code, as such schedule may be amended from time to time.

         "Affiliated Funds" means: (1) for Advisory Personnel who are affiliated with an Advisor, the Fund(s) for which such Advisor serves as investment adviser; (2) for Advisory Personnel who are in a control relationship with any Fund, that Fund; and (3) for Advisory Personnel who are employees of a Trust, all Funds in that Trust.

         "Advisory Code" means a code of ethics adopted by an Advisor pursuant to Section IX hereof.

         "Advisory Personnel" (or individually, an "Advisory Person") means: (1) any employee of any Trust or an Advisor (or any company in a contractual relationship with any Trust or Advisor) who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of Securities by any Fund, or whose functions relate to the making of any recommendations with respect to the purchase or sale of Securities by any Fund; (2) any officer, general partner or director of an Advisor; and (3) any natural person in a control relationship to any Fund or any Advisor (or any company in a contractual relationship with any Trust or Advisor) who obtains information concerning recommendations made to a Fund with regard to the purchase or sale of a Security by a Fund or other non-public information regarding portfolio holdings of a Fund. Any provisions of this Code that apply directly to Advisory Personnel equally apply to accounts in the names of other persons in which Advisory Personnel have Beneficial Ownership.

         "Beneficial Ownership" means the opportunity, directly or indirectly, to profit or share in any profit derived from the purchase or sale of the subject Securities. Beneficial Ownership includes, but is not limited to, ownership of Securities held by members of the family. For these purposes, a person's family includes the spouse, minor children, any person living in the home and any relative to whose support the person directly or indirectly contributes.

         "Chief Compliance Officer" means the Chief Compliance Officer of the Trust as may be appointed by the Board of Trustees from time to time.

         "Control" means the power to exercise a controlling influence over the management or policies of a Trust, unless such power is solely the result of an official position with the Trust. Any person who beneficially owns, either directly or through one or more controlled companies, more than 25% of the voting securities of any present Fund of any Trust shall be presumed to control such Fund. Any such presumption may be rebutted by evidence, in accordance with
Section 2(a)(9) of the Act.

         "Compliance Officer" means, for Advisory Personnel, the person designated as the Chief Compliance Officer by such Advisor; and for Advisory Personnel who are not affiliated with an Advisor and for Trust Personnel, the Chief Compliance Officer.

         "Fund" means each series of each Trust.

         "Portfolio Managers" means those Advisory Personnel entrusted with the direct responsibility and authority to make investment decisions affecting any Fund. Any provisions of this Code that apply directly to Personal Securities Transactions by a Fund Portfolio Manager equally apply to transactions in accounts in the names of other persons in which the Fund Portfolio Manager has Beneficial Ownership.

         "Personal Securities Transaction(s)" means transactions in Securities for the account(s) in the names of Trust Personnel, or for accounts in which Trust Personnel have Beneficial Ownership.

         "Trust" means each of AmeriPrime Advisors Trust, AmeriPrime Funds and Unified Series Trust.

         "Trust Personnel" (or individually, a "Trust Person) means: (1) any officer or director of the Underwriter who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of securities by any Fund, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to any Fund regarding the purchase or sale of securities; or (2) any officer or Trustee of each Trust. Any provisions of this Code that apply directly to Trust Personnel equally apply to accounts in the names of other persons in which Trust Personnel have Beneficial Ownership.

         "Security" means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, or, in general, any interest or instrument commonly known as "security," or any certificate or interest or participation in temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase (including options) any of the foregoing.

         The term "Security" shall not include the following securities: (i) shares of registered open-end investment companies, other than the applicable Advisor's Fund; (ii) direct obligations of the United States government; (iii) high quality short term debt instruments, including repurchase agreeements; (iv) bankers' acceptances; (v) bank certificates of deposit; (vi) commercial paper and (vii) such other money market instruments as may be designated by a Trust's Board of Trustees (collectively, the "Excluded Securities").

         "Purchase or Sale of a Security" includes the writing of an option to purchase or sell a Security. A Security shall be deemed "being considered for Purchase or Sale" by a Fund when a recommendation to purchase or sell has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation. A Security shall not be deemed to be one which is "being considered for Purchase or Sale" by a Fund if such Security is reviewed as part of a general industrial survey or other broad monitoring of the securities market.

III.     PROHIBITED PURCHASES AND SALES OF SECURITIES

         In a Personal Securities Transaction, Portfolio Managers may not:

         o Purchase or Sell a Security within three calendar days before, or on the same day as, the execution of a trade in the same Security or an equivalent Security by the Affiliated Fund (unless the Personal Securities Transaction is combined ("blocked") with the Affiliated Fund's transaction).

         Advisory Personnel and Trust Personnel may not:

         o In any calendar year, receive a gift or anything else (for example, air fare, hotel accommodations, etc.) with a value of more than $100 from any single person or entity that does business with or on behalf of an Affiliated Fund;

         o Serve on the board of directors of a publicly traded company without prior authorization from the Board of Trustees of the applicable Trust based upon a determination that such service would be consistent with the interests of the Trust and its shareholders. Advisory Personnel that serve on such boards of directors are not permitted to participate in any investment decisions made by the applicable Trust involving Securities of a company on whose board they serve;

         o Execute a Personal Securities Transaction without the prior written authorization of the appropriate Compliance Officer;

         o Execute a Personal Securities Transaction on a day during which an Affiliated Fund has a pending "buy" or "sell" order in that Security or an equivalent Security, until the Affiliated Fund's order is executed or withdrawn (unless the Personal Securities Transaction is combined ("blocked") with the Affiliated Fund's transaction). In the case of "good until canceled" orders placed by a Fund, this provision applies only if the market price is within 2 points or 10% of the "good until canceled" price; or

         o Execute a Personal Securities Transaction in a Security or an equivalent Security that is being considered for Purchase or Sale by an Affiliated Fund (unless the Personal Securities Transaction is combined ("blocked") with the Affiliated Fund's transaction).

In a Personal Securities Transaction, Advisory Personnel and Trust Personnel may not:

         o Acquire any Security in an initial public offering or in a private placement without prior written authorization of the acquisition by the appropriate Compliance Officer. Any decision by a Fund to invest in or sell such Securities must be approved solely by an Advisory Person with no investment in the issuer.

IV.      EXEMPTED TRANSACTIONS

         The provisions described above under the heading Prohibited Purchases and Sales of Securities and the preclearance procedures under the heading Preclearance of Personal Securities Transactions do not apply to:

         o        Purchases or Sales of Excluded Securities;

         o Purchases or Sales of Securities involving less than 2,000 shares of any Security included in the Standard & Poor's 500 Index;

         o Purchases or Sales of Securities involving less than 2,000 shares of a Security of a company with a market capitalization in excess of $200 million and average daily trading volume in excess of 50,000 shares for the past ten trading days;

         o Purchases or Sales of options contracts on a broad-based market index;

         o Purchases or Sales of Securities effected in any account in which the applicable Advisory Person has no Beneficial Ownership;

         o Purchases or Sales of Securities which are non-volitional on the part of either an Advisory Person or a Fund (for example, the receipt of stock dividends);

         o Purchases of Securities made as part of automatic dividend reinvestment plans;

         o Purchases of Securities made as part of an employee benefit plan involving the periodic purchase of company stock or mutual funds; and

         o Purchases of Securities effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sale of such rights so acquired;

provided, however, that this section shall not exempt acquisitions of any Security in an initial public offering or in a private placement from the requirement that prior written authorization be obtained from the appropriate Compliance Officer.

V.       PRECLEARANCE OF PERSONAL SECURITIES TRANSACTIONS.

         All Advisory Personnel wishing to engage in a Personal Securities Transaction must obtain prior written authorization of any such Personal Securities Transaction from the appropriate Compliance Officer or such person or persons that such Compliance Officer may from time to time designate to make such written authorizations. Personal Securities Transactions by a Compliance Officer (for Advisory Personnel) shall require prior written authorization of the President of the Advisor with whom the Compliance Officer is affiliated, or his designate, who shall perform the review and approval functions relating to reports and trading by the Compliance Officer. The Advisor shall adopt the appropriate forms and procedures for implementing this Code of Ethics.

         Any authorization so provided is effective until the close of business on the second trading day after the authorization is granted. In the event that an order for the Personal Securities Transaction is not placed within that time period, a new authorization must be obtained. If the order for the transaction is placed but not executed within that time period, no new authorization is required unless the person placing the original order amends the order in any manner. Authorization for "good until canceled" orders are effective until the order conflicts with a Fund order. If a person is authorized to acquire a security in a private placement or initial public offering, the Compliance Officer must maintain a record of the decision and the reasons supporting the decision.

         If a person wishing to effect a Personal Securities Transaction learns, while the order is pending that the same Security is being considered for Purchase or Sale by the Fund, such person shall cancel the trade.

                  Notification of Fund Trading Activity

                  In addition to placing Purchase or Sale Orders for the Funds, the Portfolio Managers, or their designates, shall notify their respective Compliance Officers of daily purchases and sales and of Securities being considered for Purchase or Sale by the Affiliated Fund (other than anticipated transactions in Excluded Securities). In the alternative, a Compliance Officer must consult with the respective Portfolio Manager prior to authorizing a Personal Securities Transaction.


VI.      TRANSACTION AND ACCOUNT POSITION REPORTING REQUIREMENTS

         The following reporting requirements do not apply to any Trustee of any Trust who is not an "interested person" of the Trust within the meaning of section 2(a)(19) of the Act, and who would be required to make a report solely by reason of being a Trustee ("Disinterested Trustee"). If, however, a Disinterested Trustee knew or, in the ordinary course of fulfilling his or her duties as a Trustee of a Trust, should have known, that during the fifteen day period immediately preceding or after the date of a Personal Security Transaction in a Security by the Trustee such Security is or was purchased or sold by a Fund or such purchase or sale by a Fund is or was considered by a Fund or the Advisor, the Disinterested Trustee shall make the quarterly disclosures described below to the appropriate Board of Trustees, but only with respect to the applicable Personal Security Transactions.

          A.   Disclosure Of Personal Brokerage Accounts and Securities Holdings

                  Within ten (10) days of the commencement of employment with an Advisor, the Underwriter or any Trust, all Advisory Personnel and Trust Personnel shall submit to the appropriate Compliance Officer a report containing the following information (which report must be current as of a date that is no more than 45 days prior to the date the person becomes an Advisory Person and/or Trust Person): a) the names of the broker dealer or bank with whom the account is maintained, and the account numbers of all of their personal brokerage accounts, the brokerage accounts of members of their immediate families, and any brokerage accounts which they control or in which they or an immediate family member has Beneficial Ownership when such Person became an employee; b) a list of all personal Securities holdings as of such date (including, for each, the title, the ticker symbol and/or CUSIP number, number of shares and principal amount); c) certification that they have read and understand this Code; and d) the date the report was submitted; and (d) the date the report is submitted.

         B.       Annual Reporting Requirements

                  At the beginning of the first quarter of each calendar year, all Advisory Personnel and Trust Personnel shall submit to the appropriate Compliance Officer: a) the names of the broker dealer or bank with whom the account is maintained, and the account numbers of all of their personal brokerage accounts, the brokerage accounts of members of their immediate families, and any brokerage accounts which they control or in which they or an immediate family member has Beneficial Ownership as of a date no more than 45 days before the report was submitted; b) a list of all personal holdings of Securities and Affiliated Funds as of a date no more than 30 days before the report was submitted; c) certification that they have read and understand this Code and whether they have complied with its requirements throughout the prior fiscal year; and d) the date the report was submitted. A form of Annual Portfolio Holdings Report is attached hereto as Schedule B.

         C.       Quarterly Reporting Requirements

                  All Advisory Personnel and Trust Personnel shall report to the appropriate Compliance Officer the following information with respect to transactions in any Security or Affiliated Fund in which such person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership in the Security or Affiliated Fund:

               o The date of the transaction, the title, the applicable ticker symbol and/or CUSIP number, the interest rate and maturity date (if applicable), and the number of shares, and the principal amount of each Security and each Affiliated Fund involved;

               o The nature of the transaction (i.e., purchase, sale or any other type of acquisition ---- or disposition);

               o    The price at which the transaction was effected;

               o The name of the broker, dealer or bank with or through whom the transaction was effected; and

               o    The date the report is submitted.

                  Trust Personnel and Advisory Personnel shall also identify any trading account established by the person during the previous quarter with a broker, dealer or bank.

                  Note: Trust Personnel and/or Advisory Personnel need not submit a report if such person has previously provided copies of trade confirmations, custodial reports (i.e., account statements) or similar documentation to the appropriate Compliance Officer.

                  Reports pursuant to this section of this Code shall be made no later than 30 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall include a certification that the reporting person has reported all Personal Securities Transactions required to be disclosed or reported pursuant to the requirements of this Code. Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect Beneficial Ownership in the Security to which the report relates. The report required under this Section VI may be made on the form attached hereto as Schedule B. Advisory Personnel and Trust Personnel need not make such a report with respect to transactions effected for any account in which they may have Beneficial Ownership, but over which they do not have any direct or indirect influence or control (for example, a blind trust). In addition, Advisory Personnel and Trust Personnel need not make a separate report to the extent the information included in the report would duplicate information required to be recorded under Rule 204-2 of the Advisers Act.


VII.     REVIEW, ENFORCEMENT AND PENALTIES

         With respect to Advisory Personnel affiliated with an Advisor, each Compliance Officer shall identify all Advisory Personnel, provide a copy of this Code to each such person and inform them of their reporting obligations, and maintain a record of all current and former Advisory Personnel. With respect to Trust Personnel and Advisory Personnel who are not affiliated with an Advisor, the Chief Compliance Officer shall identify all such persons, provide a copy of this Code, and any amendments thereto, to each such person and inform them of their reporting obligations, and maintain a record of all current and former such persons. Advisory Personnel and Trust Personnel shall be required to review and be familiar with the provisions of this Code and, to evidence such review, each person shall be required to acknowledge in writing receipt of this Code, and any amendments thereto, on the form attached hereto as Schedule D

         A. Review. Each Compliance Officer shall review the transaction information supplied by its Advisory Personnel and by their affiliates, and the Trust's Chief Compliance Officer shall review the transaction information supplied by Trust Personnel. Such review may include:

                           (a) comparing each report with completed and
                  contemplated portfolio transactions of all clients;

                           (b) comparing the securities included in any report
                  against the list of restricted Securities;

                           (c) assessing whether the person submitting the
                  report is trading for his or her own account in the same Securities as client transactions and, if so, whether the clients are receiving terms as favorable as those taken by such person;

                           (d) reviewing trades to determine whether the trading
                  may indicate any abuses, including, market timing against an issuer restrictions, trading on insider information, etc.;

                           (e) investigating any substantial disparities between
                  the quality of performance in the Advisory Person's portfolio against that achieved by the Advisory Person for clients; and

                           (f) if applicable, investigating any substantial
                  disparities between the percentage of trades that are profitable when the Advisory Person trades for his or her own portfolio against the percentage that is profitable when the Advisory Person places trades for clients.

         B. Employee Reporting. Each person subject to this Code who has knowledge of any violation of this Code by any other person shall promptly report such violation to the appropriate Compliance Officer, who shall investigate any such report to determine if a violation of this Code has in fact occurred. The Compliance Officer shall take sufficient steps to ensure that a reporting person is not penalized and that no retaliatory action is taken against such person in response to or as a result of a report by such person of a violation of this Code by a third person. Any retaliatory action taken against any person that reports a violation shall be deemed a violation of this Code that is sanctionable pursuant to the provisions of this Code.

         C. Reports to the Board. If a Compliance Officer determines that a potential violation may have occurred, the Compliance Officer must report such to the managing board of the Advisor with whom the Compliance Officer is affiliated, as well as to the Chief Compliance Officer of the Trust. The Compliance Officer and the managing board of the Advisor shall review the facts and determine whether a violation of this Code may have occurred, taking into account all the exemptions provided under this Code. Before making any determination that a violation has been committed by an individual, the Compliance Officer and the managing board of the Advisor shall give such person an opportunity to supply additional information regarding the transaction in question. Upon determining that a violation of the Code has occurred, the Compliance Officer shall report such violation(s) to Chief Compliance Officer, who shall promptly report such violation to the Board of Trustees of the Trust. In the event the violation is committed by Trust Personnel, the Chief Compliance officer shall investigate such potential violation and, if a determination is made that a violation has occurred, shall report such violation to the Board of Trustees of the applicable Trust.

         D.       Penalties

                  (i) Upon being informed of a violation of this Code of Ethics, an Advisor may impose such sanctions as it deems appropriate, including but not limited to, a letter of censure or suspension, termination of the employment of the violator or a request for disgorgement of any profits received from a securities transaction effected in violation of this Code of Ethics. The Advisor shall impose sanctions in accordance with the principle that no Advisory Personnel may profit at the expense of the shareholders of any Fund included in the Trust. Any sanctions imposed with respect thereto shall be reported periodically to the Board of Trustees of the appropriate Trust. The Board of Trustees shall determine the appropriate sanctions that shall be imposed upon the violation of this Code by any Trust Personnel.

                  (ii) No Person shall participate in a determination of whether he or she has committed a violation of this Code or in the imposition of any sanction against himself or herself. If a Securities transaction of the Compliance Officer is under consideration, a director or other officer of the Advisor (or with respect to the Chief Compliance Officer, a Trustee or other officer of the Trust designated by the Board) shall act in all respects in the manner prescribed herein for the Compliance Officer.


VIII.    DUTIES AND POWERS OF THE BOARD OF TRUSTEES

         Each of the Underwriter, the Advisors and an officer of each Trust shall submit to the Board of Trustees at each regular meeting of the Board, a report of Personal Securities Transactions by Advisory Personnel and Trust Personnel. Such reports shall be reviewed by the Board of Trustees in order to determine whether any violation of this Code or any section of the Act or the regulations promulgated thereunder has occurred.

         Annually, each of the Underwriter, the Advisors and an officer of each Trust shall submit to the Board of Trustees a report that:

         o Summarizes existing procedures concerning Personal Securities investing and any changes in the procedures made during the prior year;

         o Identifies any violations of this Code and any significant remedial action taken during the prior year;

         o Identifies any recommended changes in existing restrictions or procedures based upon the experience under the Code, evolving industry practices or developments in applicable laws and regulations; and

         o Certifies that the Advisor, the Trust and the Underwriter have each adopted procedures reasonably designed to prevent violations of this Code.

         The Board of Trustees of each Trust may, in its discretion, take any actions and impose any penalty it deems appropriate upon any person that has violated this Code of Ethics or engaged in a course of conduct which, although in technical compliance with this Code, shows a pattern of abuse by that person of his or her fiduciary duties to the Trust.

         The above actions of the Board of Trustees may be in addition to any action taken by the applicable Advisor against the person or persons involved.

         From time to time, the Board of Trustees may amend this Code or adopt such interpretations of this Code as they deem appropriate. The Board must base its approval of any material changes to the Code on a determination that the Code contains provisions reasonably necessary to prevent Persons subject to this Code from engaging in any conduct prohibited by this Code.


 IX.     ALTERNATE CODE OF ETHICS

         A. Each Advisory Person shall be bound by the requirements of this Code; except that an Advisor may:

                  1. Submit to the Board of Trustees a copy of a Code(s) of Ethics adopted by such Advisor pursuant to Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Investment Advisers Act of 1940, along with a letter of certification that it has adopted procedures reasonably necessary to prevent Advisory Personnel from violating the Advisory Code(s); the Board shall review any such Advisory Code(s) to determine if it is satisfactory;

                  2. Promptly report to the Trust in writing any material amendments to such Advisory Code(s); and

                  3. Provide to the Board, at least annually, the report required above.

         B. In addition to submitting a report that is satisfactory to the Board, an Advisor shall:

                  1. Promptly furnish the Board upon request at any time and from time to time copies of any reports made pursuant to such Advisory Code(s) by any person who is an Advisory Person; and

                  2. Immediately furnish to the Trust, without request, all material information regarding any violation of such Advisory Code(s) by any person who is an Advisor Person.

         C. The Board of Trustees of the Trust, including a majority of trustees who are not interested persons, has approved this Code and shall approve all Advisory Codes. The Board also must approve any material changes to these Advisory Codes. The Board must base its approval of any material changes to any Advisory Code on a determination that such Advisory Code contains provisions reasonably necessary to prevent all Persons subject to it from engaging in any conduct prohibited by this Code. Before approving any service provider's code of ethics, or any amendment to an Advisory Code, the Board must receive a certification from the Advisor and/or service provider that it has adopted procedures reasonably necessary to prevent its Persons from violating the relevant code of ethics. The Board must approve the code of any new investment adviser, subadviser or affiliated principal underwriter to the Trust before initially retaining the services of such service provider. The Board must approve a material change to the code of ethics of a service provider no later than six months after adoption of the material change.


X.       RECORDS

         A. The Trust and each Advisor and the Underwriter shall maintain records in the manner and to the extent set forth below, which records may be maintained on microfilm under the conditions described in Rule 31a-2(f)(1) under the 1940 Act and shall be available for appropriate examination by representatives of the Securities and Exchange Commission.

                  1. A copy of this Code and any other Code of Ethics which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place.

                  2. A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs.

                  3. A copy of each report or duplicate account statements filed pursuant to this Code by any Person subject to the Code shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place.

                  4. A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code, or who are or were responsible for reviewing these reports, shall be maintained in an easily accessible place.

                  5.       A copy of each annual report to the Board required in
                           Section VIII above.

                  6. A record of any decision, and the reasons supporting the decision, to approve the acquisition by any Person of initial public offerings or limited offerings, for at least five years after the end of the fiscal year in which the approval is granted.


         B.       Confidentiality

                  All reports of Securities transactions and any other information filed with a Trust pursuant to this Code shall be treated as confidential, except as regards appropriate examinations by representatives of the Securities and Exchange Commission.

                                                              Schedule A


                                    Advisors
                                    --------


                                AmeriPrime Funds





                            AmeriPrime Advisors Trust






                              Unified Series Trust

         Ariston Capital Management Corp
         Becker Capital Management
         Corbin & Company
         Chinook Capital Management, LLC
         Crawford Investment Counsel
         Dreman Value Management, LLC
         Gamble, Jones, Morphy & Bent
         GLOBALT, Inc.
         IMS Capital Management, Inc.
         Marco Investment Management, LLC
         StoneRidge Investment Partners, LLC
         Spectrum Advisory Services, Inc.

                                                                 Schedule B

                    Annual Disclosure of Securities Holdings

This report shall set forth the security name or description and security class of each security holding in which you have any direct or indirect beneficial ownership in the Security; provided, however, that such Person shall not be required to make a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence or control if such person certifies such fact to the Fund. In lieu of listing each security position below, you may instead attach copies of your bank or broker's statements for Securities accounts, sign and date this form and return it together with your statements to the Fund.

--------------------------- ----------------- ---------------------- ---------------- ----------------- -------------------------
Security Name               Ticker Symbol     Type of Security       Number of        Broker/Dealer     Account Number
                            and/or CUSIP      (Stock, Bond, etc.)    Shares or
                                                                     Principal Amount
--------------------------- ----------------- ---------------------- ---------------- ----------------- -------------------------
--------------------------- ----------------- ---------------------- ---------------- ----------------- -------------------------

--------------------------- ----------------- ---------------------- ---------------- ----------------- -------------------------
--------------------------- ----------------- ---------------------- ---------------- ----------------- -------------------------

--------------------------- ----------------- ---------------------- ---------------- ----------------- -------------------------
--------------------------- ----------------- ---------------------- ---------------- ----------------- -------------------------

--------------------------- ----------------- ---------------------- ---------------- ----------------- -------------------------
--------------------------- ----------------- ---------------------- ---------------- ----------------- -------------------------

--------------------------- ----------------- ---------------------- ---------------- ----------------- -------------------------
--------------------------- ----------------- ---------------------- ---------------- ----------------- -------------------------

--------------------------- ----------------- ---------------------- ---------------- ----------------- -------------------------
--------------------------- ----------------- ---------------------- ---------------- ----------------- -------------------------

--------------------------- ----------------- ---------------------- ---------------- ----------------- -------------------------
--------------------------- ----------------- ---------------------- ---------------- ----------------- -------------------------

--------------------------- ----------------- ---------------------- ---------------- ----------------- -------------------------
--------------------------- ----------------- ---------------------- ---------------- ----------------- -------------------------

--------------------------- ----------------- ---------------------- ---------------- ----------------- -------------------------
--------------------------- ----------------- ---------------------- ---------------- ----------------- -------------------------

--------------------------- ----------------- ---------------------- ---------------- ----------------- -------------------------

         In lieu of listing, I have attached copies of ALL my most recent bank or broker(s)' statements for my Securities accounts.

-------------------------    ------------------------          --------------
Print Name                    Signature                        Date

Return to:

Personal Securities Transactions Report          For Quarter Ended
-----------------------------

This report of personal securities transactions pursuant to the requirements of Rule 17j-1 of the Investment Company Act of 1940 and Rule 204A-1 and Rule 204-2(a)(13) of the Advisers Act must be completed and submitted to the Compliance Officer not later than 30 days after the end of each calendar quarter.

  ---------------- -------------- ---------------------------------- ---------------
    Trade Date      Buy, Sell,
                       Other       Security Name and Type (include      Quantity
                                   interest rate and maturity date
                                           if applicable)
  ---------------- -------------- ---------------------------------- ---------------
  ---------------- -------------- ---------------------------------- ---------------

  ---------------- -------------- ---------------------------------- ---------------
  ---------------- -------------- ---------------------------------- ---------------

  ---------------- -------------- ---------------------------------- ---------------
  ---------------- -------------- ---------------------------------- ---------------

  ---------------- -------------- ---------------------------------- ---------------
  ---------------- -------------- ---------------------------------- ---------------

  ---------------- -------------- ---------------------------------- ---------------
  --------------- -------------- -------------- -------------------- -------------------

                      Total                                           Pre-Cleared
        Price       Principal            Broker/Dealer               (Date or N/A)
                     Amount

  ---------------- -------------- ---------------------------------- ---------------
  ---------------- -------------- ---------------------------------- ---------------

  ---------------- -------------- ---------------------------------- ---------------
  ---------------- -------------- ---------------------------------- ---------------

  ---------------- -------------- ---------------------------------- ---------------
  ---------------- -------------- ---------------------------------- ---------------

  ---------------- -------------- ---------------------------------- ---------------
  ---------------- -------------- ---------------------------------- ---------------

  ---------------- -------------- ---------------------------------- ---------------

I have not purchased or sold any shares of the _________________ [Name of Fund(s)] during the above-referenced quarter; and

I had no personal securities transactions during the quarter being reported here that were required to be reported on this Schedule C.

The reporting of any of the above transaction shall not be construed as an admission that I have any direct or indirect ownership in the security to which the report relates.

---------------------------------  -------------  -----------------
(Print Name)                       (Signature)    (Date Submitted)

                                                                   Schedule C


                                         ACKNOWLEDGEMENT


                      The undersigned, an Advisory Person or Trust Person hereby acknowledges:

                  1. That s/he has received a copy of the Trust's Code of Ethics adopted pursuant to Rule 17j-1 and Rule 204A-1 of the Investment Advisers Act of 1940.

                  2. That s/he has reviewed the Code of Ethics and has had the opportunity to ask questions about it.

                  3. That s/he has read and understands the Code of Ethics.


          IN WITNESS WHEREOF, the undersigned has executed this as of this ___ day of --------------------------, ------.

                               Signature:
                                     -----------------------------------------

                               Print Name:
                                     -----------------------------------------
                               Trust Affiliation:
                                     ------------------------------------------